Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46766, 333-62206, and 333-105507) of our
report dated April 29, 2009 relating to our audit of the consolidated financial statements of ANTs software inc. included in the 2008 annual report on Form 10-K. Our report contains an emphasis of a matter paragraph regarding substantial doubt as to the ability of the Company to continue as a going concern.


/s/ Weiser LLP

New York, NY
April 29, 2009


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46766, No. 333-62206 and No. 333-105507) of ANTs software inc.
of our report dated March 13, 2008, except for Note 2, 14 and 16 as to which the date is April 29, 2009, with respect to the financial statements of ANTs software inc. as of December 31, 2007 and for each of the two years in the period then ended included in the Annual Report (Form 10-K) of ANTs software, inc. for the year ended December 31, 2008.




/s/ Burr, Pilger & Mayer LLP


San Francisco, California
April 29, 2009

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